EXHIBIT 99.1

PRESS RELEASE December 3, 2007	Contact:	Virginia Dadey 212-541-3707
7:00 AM ET		vdadey@arrowres.com

ARROWHEAD NAMES DR. CHRISTOPHER ANZALONE AS CHIEF EXECUTIVE

OFFICER; PLANS TO ACQUIRE NANOTECH COMPANY

PASADENA, Calif.—December 3, 2007—Arrowhead Research Corporation (Nasdaq: ARWR) announced today the appointment of Dr. Christopher Anzalone as its new President and Chief Executive Officer effective December 1, 2007. Dr. Anzalone was also appointed to Arrowhead’s Board of Directors on the same date. Concurrently, Arrowhead is beginning the process to acquire Benet Group LLC, a private equity firm founded and led by Dr. Anzalone as a vehicle to build new nanobiotechnology companies. Arrowhead’s founder and former CEO, R. Bruce Stewart, will continue to serve as Executive Chairman of the Board.

“Arrowhead and Benet Group have the same vision: to identify the great technologies coming out of leading universities and build companies to commercialize those technologies. Chris’s track record in executing that vision makes him a natural to assume leadership of Arrowhead,” said R. Bruce Stewart. “And he brings with him two paradigm-shifting companies founded with nanotechnology leaders Dr. Sam Stupp, Director of the Institute for BioNanotechnology in Medicine at Northwestern University, and Dr. Mauro Ferrari, President of the Texas Alliance for Nanohealth.”

Dr. Anzalone has a wealth of experience in nanotechnology, biotechnology, company-building, and venture capital. As CEO and founder of the Benet Group, he has focused on creating and building new nanobiotechnology companies from university-generated science. The Benet Group has investments in two portfolio companies; Nanotope Inc., a tissue regeneration company, and Leonardo Biosystems Inc., a cancer drug delivery company. Prior to Benet, Dr. Anzalone was a partner at the Washington DC-based private equity firm Galway Partners, LLC. There, he was in charge of sourcing, structuring, and building new business ventures and was founding CEO of NanoInk, Inc., a leading nanolithography company. Dr. Anzalone holds a Ph.D. and M.A. in Biology from UCLA and a B.A. in Government from Lawrence University.

“Nanotechnology is changing the biotech and pharmaceutical industries forever, opening new opportunities to make significant advances in medical diagnostics and treatment in the near term. Arrowhead’s platform is uniquely positioned to capitalize on and drive this trend,” said Dr. Anzalone. “I am very excited to work with Bruce and this great team to continue to build value for our shareholders.”

The acquisition of Benet Group would include its equity positions in Nanotope and Leonardo Biosystems, as well as a third company currently in formation. Nanotope, founded with Dr. Stupp, is a development stage regenerative medicine company that leverages a set of core platform technologies to address multiple therapeutic markets. Nanotope is developing a suite of products, each customized to regenerate specific tissues; including neuronal, vascular, bone, myocardial, and cartilage. Leonardo Biosystems, founded with Dr. Ferrari, is a development stage drug delivery company that uses an advanced set of nanotechnology tools to deliver cancer therapeutics. Leonardo’s toolbox of rational delivery design and multiple carrier approach is highly flexible and customizable.

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About Arrowhead Research Corporation

Arrowhead Research Corporation (www.arrowheadresearch.com) (NASDAQ:ARWR) is a leading nanotechnology company commercializing new technologies in the areas of life sciences, electronics and energy. Arrowhead is building value for shareholders through the progress of majority owned subsidiaries founded on nanotechnologies originally developed at universities. The company works closely with universities to source early stage deals and to generate rights to intellectual property covering promising new nanotechnologies. Currently, Arrowhead has five subsidiaries commercializing nanotech products and applications, including anti-cancer drugs, RNAi therapeutics, fullerene anti-oxidants, carbon-based electronics and compound semiconductor materials.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the future success of our clinical studies, our ability to successfully develop and manufacture products, rapid technological change in our industry, changes in demand for our future products, legislative, regulatory and competitive developments and general economic conditions. Our Annual Report on Form 10-K, and other SEC filings discuss these and other important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.